Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “SEACHANGE INTERNATIONAL, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE EIGHTH DAY OF NOVEMBER, A.D. 1996, AT 12 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIFTH DAY OF MAY, A.D. 2000, AT 9 O`CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 2006, AT 11:30 O`CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 2006, AT 12:16 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 2006, AT 12:17 O`CLOCK P.M.

2343307 8100X	Authentication:203048308
SR# 20211433657	Date: 04-23-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	Page 2
The First State

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2006, AT 2:03 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2013, AT 3:27 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF JANUARY, A.D. 2013 AT 11:59 O'CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SECOND DAY OF FEBRUARY, A.D. 2015, AT 5:40 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTH DAY OF MARCH, A.D. 2019, AT 8:03 O`CLOCK A.M.

2343307 8100X	Authentication:203048308
SR# 20211433657	Date: 04-23-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 11/08/1996
960326080 - 2343307

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SEACHANGE INTERNATIONAL, INC.

lncorporated July 9,1993

as Seaview Technology, Inc.

*  *  *  *  *  *

I, William C. Styslinger, III, President of SeaChange International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that the Certificate of Incorporation of SeaChange International, Inc., as amended, originally incorporated under the name Seaview Technology, Inc., has been further amended, and restated as amended, in accordance wi1h provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and, as amended and restated, is set forth in its entirety as follows:

FIRST.The name of the Corporation is SeaChange International, Inc.

SECOND.The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

A.COMMON STOCK

1.General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges.  The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

2.Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

3.Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

4.Voting Right. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

B.PREFERBED STOCK

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series. each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a “Certificate of Designation”) shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

FIFTH.The Corporation is to have perpetual existence.

SIXTH.The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

1.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

2.The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of lncorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.

3.Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

4.Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

5.The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH.No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware. or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH.The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall.in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole.be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(i) the interests of the Corporation's stockholders including the possibility that these interests might be best served by the continued independence of the Corporation;

(ii) whether the proposed transaction might violate federal or state laws;

(iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

NINTH.

1.Action1, Suits and Proceedings Other than by or in the Bight of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (inducting any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere or its equivalent, shall not of, itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the

Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation. as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture. trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.lndemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.  Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contender by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

4.Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the lndemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the lndemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, {ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any chum brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5.Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6.Procedure for lndemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the lndemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct. by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

7.Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part. or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the

Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8.Subsequent Amendment.  No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action. suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9.Other Rights.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stock holders or disinterested directors or otherwise:, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee.

Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10.Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11.lnsurance.• The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

12.Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13.Sayings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15.Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

TENTH. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and this Article TENTH of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Amended and Restated Certificate of Incorporation are true under the penalties of perjury this 8th day of November 1996.

/s/ William C. Styslinger, III
William C. Styslinger, III
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/25/2000
001266036 - 2343307

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SEACHANGE INTERNATIONAL, INC.

SeaChange International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:

That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of incorporation of the Corporation:

RESOLVED:	That the first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation as amended to date shall be amended to read in its entirety as follows:

''FOURTH.The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred  Stock with a par value of $.01 per share (the ''Preferred Stock").

SECOND:

The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by William C. Styslinger, III, its President, this 24th day of May, 2000.

By:	/s/ William C. Styslinger, III
William C. Styslinger, III
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 12/26/2006
FILED 11:30 AM 12/26/2006
SRV 061184768 - 2343307 FILE

CERTIFICATE OF OWNERSHIP

AND

MERGER OF SUBSIDIARY INTO PARENT

THIS MERGER, pursuant to Section 253 of the General Corporation Law of Delaware, is entered into as of December 22, 2006 merges SeaChange Securities Corporation, a Massachusetts corporation, with and into SeaChange International, Inc., a Delaware corporation (the "Corporation").

The Corporation does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of SeaChange Securities Corporation.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on December 20, 2006, determined to, and effective upon the filing of this Certificate of Ownership and Merger of Subsidiary into Parent with the Secretary of State of the State of Delaware does, merge SeaChange Securities Corporation with and into the Corporation on the conditions set forth in such resolutions:

RESOLVED: That the Corporation merge its wholly-owned subsidiary, SeaChange Securities Corporation, with and into itself and assume all of said subsidiary's liabilities and obligations.

RESOLVED: That  the  Plan  and  Agreement  of  Merger  (the “Merger Agreement”) by and between the Corporation and SeaChange Securities Corporation, be, and hereby is, approved, and that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized to execute and deliver the Merger Agreement.

RESOLVED: That the Certificate of Ownership and  Merger of Subsidiary into Parent (the "Certificate"), be, and hereby is, approved, and that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized to execute and deliver the Certificate, and to file the same with the Secretary of State of Delaware.

RESOLVED: That  the  Articles  of  Merger  (the “Articles of Merger”) effecting the merger of SeaChange Securities Corporation with and into the Corporation, be, and hereby are, approved, and that each of the Chief Executive Officer and Chief Financial Officer is  hereby authorized  to execute and deliver the Articles of Merger, and file the same with the Secretary of the Commonwealth of Massachusetts.

RESOLVED: That the officers of the Corporation  be, and each of them hereby is, authorized to execute all such instruments, make all such payments  and  filings  and  do all  such other  acts  and  things  as  in their opinion, or in the opinion of any of them, may be necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions, and that all such acts and things heretofore done by such officers and any one or more of them, acting alone in connection with and in furthermore of the  purpose  and intent  of  the foregoing resolutions be, and  hereby are, ratified, confirmed and approved as the act and deed of the Corporation.

[ Signature Page Follows ]

2

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned officer, hereunto duly authorized, as of the date first set forth above.

SEACHANGE INTERNATIONAL, INC. (a Delaware corporation)

By:	/s/ Kevin M. Bisson
Name:	Kevin M. Bisson
Title:	Chief Financial Officer, Secretary,
Treasurer and Senior Vice President, Finance and Administration

[ SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP & MERGER RE: SEACHANGE SECURITIES ]

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 12/26/2006
FILED 12:16 PM 12/26/2006
SRV 061184811 - 2343307 FILE

CERTIFICATE OF OWNERSHIP

AND

MERGER OF SUBSIDIARY INTO PARENT

THIS MERGER, pursuant to Section 253 of the General Corporation Law of Delaware, is entered into as of December 22, 2006 merges SeaChange Systems, Inc., a Delaware corporation, with and into SeaChange International, Inc., a Delaware corporation (the "Corporation").

The Corporation does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of SeaChange Systems, Inc..

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on December 20, 2006, determined to, and effective upon the filing of this Certificate of Ownership and Merger of Subsidiary into Parent with the Secretary of State of the State of Delaware does, merge SeaChange Systems, Inc. with and into the  Corporation  on  the  conditions  set  forth  in  such resolutions:

RESOLVED: That the Corporation merge its wholly-owned subsidiary, SeaChange Systems, Inc., with and into itself and assume all of said subsidiary's liabilities and obligations.

RESOLVED: That the Certificate of Ownership and Merger of Subsidiary into Parent (the "Certificate"), be, and hereby is, approved, and that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized to execute and deliver the Certificate, and to file the same with the Secretary of State of Delaware.

RESOLVED: That the officers of the Corporation be, and each of them hereby is, authorized to execute all such instruments, make all such payments and filings and do all such other acts and things as in their opinion, or in the opinion of any of them, may be necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions, and that all such acts and things heretofore done by such officers and any one or more of them, acting alone in connection with and in furthermore of the purpose and intent of the foregoing resolutions be, and hereby are, ratified, confirmed and approved as the act and deed of the Corporation.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned officer, hereunto duly authorized, as of the date first set forth above.

SEACHANGE INTERNATIONAL, INC. (a Delaware corporation)

By:	/s/ Kevin M. Bisson
Name:	Kevin M. Bisson
Title:	Chief Financial Officer, Secretary,
Treasurer and Senior Vice President, Finance and Administration

[ SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP & MERGER RE: SEACHANGE SYSTEMS ]

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:17 PM 12/26/2006
FILED 12:17 PM 12/26/2006
SRV 061184825 - 2343307 FILE

CERTIFICATE OF OWNERSHIP

AND

MERGER OF SUBSIDIARY INTO PARENT

THIS MERGER, pursuant to Section 253 of the General Corporation Law of Delaware, is entered into as of December 22, 2006 merges GuestServe Networks, Inc., a California corporation, with and into SeaChange International, Inc., a Delaware corporation (the "Corporation").

The Corporation does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of GuestServe Networks, Inc.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on December 20, 2006, determined to, and effective upon the filing of this Certificate of Ownership and Merger of Subsidiary into Parent with the Secretary of State of the State of Delaware and with the Secretary of State of California, does merge GuestServe Networks, Inc. with and into the Corporation on the conditions set forth in such resolutions:

RESOLVED: That the Corporation merge its wholly-owned subsidiary, GuestServe Networks, Inc., with and into itself and assume all of said subsidiary's liabilities and obligations.

RESOLVED: That  the Certificate of Ownership and Merger of Subsidiary into Parent (the "Certificate"), be, and hereby is, approved, and that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized to execute and deliver the Certificate, and to file the same with the Secretary of State of Delaware and the Secretary of State of California.

RESOLVED: That the officers of the Corporation be, and each of them hereby is, authorized to execute all such instruments, make all such payments and filings and do all such other acts and things as in their opinion, or in the opinion of any of them, may be necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions, and that all such acts and things heretofore done by such officers and any one or more of them, acting alone in connection with and in furthermore of the  purpose and intent of the foregoing resolutions beand hereby are, ratifiedconfirmed and approved as the act and deed of the Corporation.

[ Signature Page Follows ]

IN WITNESS WHEREOF,  the Corporation  has caused  this  certificate to  be signed by the undersigned officer, hereunto duly authorized, as of the date first set forth above.

SEACHANGE INTERNATIONAL, INC. (a Delaware corporation)

By:	/s/ Kevin M. Bisson
Name:	Kevin M. Bisson
Title:	Chief Financial Officer, Secretary,
Treasurer and Senior Vice President, Finance and Administration

[ SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP & MERGER RE: GUESTSERVE NETWORKS, INC. ]

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:03 PM 12/27/2006
FILED 02:03 PM 12/27/2006
SRV 061190179 - 2343307 FILE

CERTIFICATE OF OWNERSHIP

AND

MERGER OF SUBSIDIARY INTO PARENT

THIS MERGER, pursuant to Section 253 of the General Corporation Law of Delaware, is entered into as of December 27, 2006 merges Digital Video Arts, Ltd., a Delaware corporation, with and into SeaChange International, Inc., a Delaware corporation (the “Corporation”).

The Corporation does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Digital Video Arts, Ltd.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on December 20, 2006, determined to, and effective upon the filing of this Certificate of Ownership and Merger of Subsidiary into Parent with the Secretary of State of the State of Delaware does, merge Digital Video Arts, Ltd. with and into the Corporation on the conditions set forth in such resolutions:

RESOLVED: That the Corporation merge its wholly-owned subsidiary, Digital Video Arts, Ltd., with and into itself and assume all of said subsidiary's liabilities and obligations.

RESOLVED: That the Certificate of Ownership and Merger of Subsidiary into Parent (the “Certificate”), be, and hereby is, approved, and that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized to execute and deliver the Certificate, and to file the same with the Secretary of State of Delaware.

RESOLVED: That the officers of the Corporation be, and each of them hereby is, authorized to execute all such instruments, make all such payments and filings and do all such other acts and things as in their opinion, or in the opinion of any of them, may be necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions, and that all such acts and things heretofore done by such officers and any one or more of them, acting alone in connection with and in furthermore of the purpose and intent of the foregoing resolutions be, and hereby are, ratified, confirmed and approved as the act and deed of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned officer, hereunto duly authorized, as of the date first set forth above.

SEACHANGE INTERNATIONAL, INC. (a Delaware corporation)

By:	/s/ Kevin M. Bisson
Name:	Kevin M. Bisson
Title:	Chief Financial Officer, Secretary,
Treasurer and Senior Vice President, Finance and Administration

[ SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP & MERGER RE: DIGITAL VIDEO ARTS, LTD. ]

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:37 PM 01/24/2013
FILED 03 :27 PM 01/24/2013
SRV 130081614 - 2343307 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSIDP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

VIVIDLOGIC, INC.
INTO

SEACHANGE INTERNATIONAL, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

SEACHANGE INTERNATIONAL, INC.

a corporation incorporated on the 9      _ day of July                                , 1993     ,

pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of VIVIDLOQIC, INC.                                                                            , a corporation incorporated on the 14        day of December       ,1999    A.D., pursuant to the provisions of the General Corporation law of Delaware                           , and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 22       day of January       ,2013   A.D., determined to and did merge into itself said VIVIDLOGIC, INC.                                 which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of VIVIDLOGIC, INC.              , a corporation organized and exiting under the laws of Delaware and

WHEREAS this corporation desires to merge into itself the said VIVIDLOGIC, INC.              , and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said VIVIDLOGIC, INC.                                 and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said VIVIDLOGIC, INC.                                and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and a certified copy thereof in the office of the Recorder of Deeds of New Castle                          County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

The merger shall be effective as of 11:59 pm EST on January 31, 2013

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 22                 day of January                        , 2013        A.D.

By:	/s/ Anthony Dias
Authorized Officer

Name:	Anthony Dias
Print or Type

Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:40 PM 02/02/2015
FILED 05:40 PM 02/02/2015
SRV 150132211 - 2343307 FILE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is SeaChange International, Inc, a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is TLL, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability Company.

THIRD: That the name of the surviving corporation is SeaChange International, Inc., a Delaware corporation.

FOURTH: The merger is to become effective upon the filing of this Certificate of Merger with the Delaware Secretary of State.

FIFTH: A copy of the Agreement of Merger is on file at the office of the Surviving Company located at 50 Nagog Park, Acton, MA 01720.

SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Company on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

[ Signature Page Follows ]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer, as of the 2nd of February, 2015.

SEACHANGE INTERNATIONAL, INC. (a Delaware corporation)

By:	/s/ Anthony Dias
Name:	Anthony Dias
Title:	Chief Financial Officer

[SIGNATURE PAGE TO CERTIFICATE OF MERGER TLL, LLC INTO SEAC]

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

of

SERIES A PARTICIPATING PREFERRED STOCK

of

SEACHANGE INTERNATIONAL, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

SeaChange International, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) as required by Section 151 of the DGCL at a meeting duly called and held on March 4, 2019:

RESOLVED: that, pursuant to authority expressly granted to and vested in the Board by the provisions of its certificate of incorporation and applicable law, a series of the Corporation's undesignated Preferred Stock, par value $0.01 per share (the “Preferred Stock”), be and is hereby designated as Series A Participating Preferred Stock, which Series A Participating Preferred Stock shall consist of 1,000,000 shares of Preferred Stock and shall have the powers, preferences and rights, and the qualification, limitations or restrictions thereof, as set forth on Exhibit A hereto.

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:03 AM 03/05/2019
FILED 08:03 AM 03/05/2019
SR 20191746920 - File Number 2343307

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Financial Officer this 5th day of March, 2019.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Peter Faubert
Name: Peter Faubert
Title: Chief Financial Officer

[Signature Page to Form of Certificate of Designation of Series A Participating Preferred Stock of SeaChange International, Inc.]

Exhibit A

Section 1. Designation and Amount. The shares of this series of Preferred Stock pursuant to this certificate of designations, preferences and rights (the “Certificate of Designations”) shall be designated as "Series A Participating Preferred Stock" (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares of Series A Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(a)Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in preference to the holders of shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c)Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)Except as otherwise provided in the Certificate of Incorporation, including any other certificate of designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a)Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, the holders of shares of Series A

Preferred Stock shall be entitled to receive, prior to any distribution made to the holders of shares of stock ranking junior to the Series A Preferred Stock, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends (the “Series A Liquidation Preference”). In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Amendment. So long as any share of the Series A Preferred Stock is outstanding, neither the Company's Certificate of Incorporation nor this Certificate of Designation shall be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock, unless the terms of any such series shall provide otherwise.

Section 10. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.